Ingersoll Rand Reports Strong Second-Quarter Results
Continuing EPS of $2.88; Adjusted Continuing EPS*of $1.38

Highlights (versus Q2 2015 unless otherwise noted):

●	Company-wide operational execution delivers adjusted continuing EPS up 15 Percent

●	Strong cash conversion with year-to-date free cash flow* of $348 million

●	Record Q2 operating margins of 13.7 percent - up 1.1 percentage points

●	Share growth drives revenues up 2 percent; organic revenues* up 3 percent

●	Record Climate bookings, continued weakness in Industrial

●	Company increases guidance range for full-year 2016 EPS from continuing operations to $5.47 to $5.57 and adjusted EPS to $4.00 to $4.10

*This news release contains non-GAAP financial measures. Definitions of the non-GAAP financial measures can be found in the footnotes of this news release. See attached tables for additional details and reconciliations.

Swords, Ireland, July 27, 2016 - Ingersoll-Rand plc (NYSE:IR), a world leader in creating comfortable, sustainable and efficient environments, today reported diluted earnings per share (EPS) from continuing operations of $2.88 for the second quarter of 2016. The company reported net earnings of $747.6 million, or EPS of $2.86, for the second quarter of 2016. Excluding the sale of the company’s remaining interest in Hussmann and restructuring costs, adjusted continuing EPS was $1.38.

Financial Comparisons - Continuing Operations

$, millions	Q2 2016	Q2 2015	Y-O-Y Change	Organic Y-O-Y Change
Bookings	$3,745	$3,653	2%	3%
Net Revenues	$3,688	$3,600	2%	3%
Operating Income	$505	$452	12%
Operating Margin	13.7%	12.6%	1.1 PPts
Adjusted Operating Margin*	13.8%	13.0%	0.8 PPts
Continuing EPS	$2.88	$0.31	N.M.
Adjusted Continuing EPS	$1.38	$1.20	15%
Restructuring Cost	($5)	($4)	($1)

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“Ingersoll Rand delivered another strong quarter with top-quartile EPS growth, continued expansion of our enterprise operating margins and excellent free cash flow,” said Michael W. Lamach, chairman and chief executive officer. “We continue to invest in strategic growth programs that deliver long-term performance. Our performance in the quarter underscores the strength and diversity of our portfolio and the quality of execution by the Ingersoll Rand team.”

Highlights from the Second Quarter of 2016 (all comparisons against the second quarter of 2015 unless otherwise noted)

•	Enterprise revenues were up 2 percent with organic revenues up 3 percent. Organic revenue growth was broad based with U.S. operations up 4 percent and international operations up 3 percent.

•
Operating margin was up 1.1 percentage points with adjusted operating margin up 0.8 percentage points. Margin improvement was driven largely by volume, mix improvement, productivity, pricing and material deflation, partially offset by business investment, foreign exchange and other inflation.

•
Excluding the Hussmann gain and restructuring, the adjusted tax rate was 20.6 percent. Importantly, the company now expects the full year 2016 tax rate to be in the range of 22 percent to 23 percent, approximately 200 basis points lower than previous guidance.

•	Net earnings included $754.4 million, or EPS of $2.88, from continuing operations and an EPS loss of $(0.02) from discontinued operations.

•	Second-quarter results included restructuring charges of $(5) million, or $(0.01) per share.

Second-Quarter Business Review (all comparisons against the second quarter of 2015 unless otherwise noted)
Climate Segment: delivers energy-efficient products and innovative energy services. It includes Trane® and American Standard® Heating & Air Conditioning which provide heating, ventilation and air conditioning (HVAC) systems, and commercial and residential building services, parts, support and controls; energy services and building automation through Trane Building Advantage™ and Nexia™; and Thermo King® transport temperature control solutions.

$, millions	Q2 2016	Q2 2015	Y-O-Y Change	Organic Y-O-Y Change
Bookings	$3,037	$2,899	5%	6%
Net Revenues	$2,935	$2,816	4%	5%
Operating Income	$493.9	$402.4	23%
Operating Margin	16.8%	14.3%	2.5 PPts
Adjusted Operating Margin	16.8%	14.4%	2.4 PPts

•	Strong revenue growth - up 4 percent and organic up 5 percent.

•	Robust bookings growth - up 5 percent and organic up 6 percent.

•	Significant operating leverage driving adjusted operating margins up 2.4 percentage points.

Commercial HVAC

•	Revenue growth of mid-single digits both GAAP and organic.

•
Regionally, the increase in organic revenues was led largely by high-single digit growth in North America and low-teens growth in Europe. Latin America and Asia also showed modest growth while the Middle East declined, primarily due to challenging market conditions in Saudi Arabia.

•	Bookings up mid-single digits with organic bookings up high-single digits. North America HVAC up low-teens.

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Residential HVAC

•	Record revenues, operating and EBITDA margins.

•	Continued strong bookings, up low-teens percentage.

Transport Refrigeration

•	Revenues up low-single digits both GAAP and organic.

•
Operating margin expansion on low growth environment. Solid revenue growth in North America and Europe truck and trailer were partially offset by declines in marine containers and auxiliary power units.

•
Consistent with overall end market trends, bookings declined in North America trailer and auxiliary power units. International truck and trailer, bus and rail businesses posted modest gains partially offsetting the decline.

Industrial Segment: delivers products and services that enhance energy efficiency, productivity and operations. The segment includes compressed air and gas systems and services, power tools, material handling systems, ARO® fluid management equipment, as well as Club Car® golf, utility and rough terrain vehicles.

$, millions	Q2 2016	Q2 2015	Y-O-Y Change	Organic Y-O-Y Change
Bookings	$708	$754	(6%)	(5%)
Net Revenues	$753	$785	(4%)	(3%)
Operating Income	$68.8	$90.7	(24%)
Operating Margin	9.1%	11.6%	(2.5) PPts
Adjusted Operating Margin	9.8%	13.3%	(3.5) PPts

•	End market conditions continue to be challenging in the Industrial Segment.

•	The company remains focused on operational excellence, driving mix to services and new products and maintains focus on cost reductions.

•
Adjusted operating margin declined 3.5 percentage points primarily due to lower volumes and mix and other inflation, partially offset by productivity gains and positive price realization. Additionally, capitalized costs related to new product engineering and development of $8 million, or 1.1 percentage points, were reclassified to the income statement in Q2. Excluding this reclassification adjusted operating margins were 10.9 percent.

•	Compression Technologies organic revenues were down low-single digits. Equipment bookings down mid-teens. However, bookings for services up approximately 10 percent.

•	Industrial products revenues were down mid-teens with fluid management growth offset by declines in material handling and tools.

•	Small electric vehicle (Club Car) revenues up mid-single digits driven by growth in golf cars, utility vehicles and aftermarket.

•	Regionally, the decline in organic revenues was led by a mid-single digit decline in the Americas and the Middle East. Asia and Europe were up modestly, partially offsetting the decline.

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Balance Sheet and Free Cash Flow

$, millions	Q2 2016	Q2 2015	Y-O-Y Change
Free Cash Flow June 30 Y-T-D	$348	$55	$293
Working Capital/Revenue*	5.6%	5.8%	20 bps improvement
Cash Balance June 30	$929	$780	$149
Debt Balance June 30	$4,086	$4,372	($286)

•	In Q2, the company delivered strong free cash flow of $394 million; up $159 million.

•	Working capital of 5.6 percent improved by 20 basis points.

•	Cash balance at June 30 improved by $149 million to $929 million.

Sale of Hussmann Investment
The company sold its remaining equity interest in Hussmann Parent, Inc. on April 1, 2016, as part of a transaction in which Panasonic Corporation acquired 100 percent of Hussmann’s shares. Ingersoll Rand received net proceeds of approximately $422 million. The 2016 adjusted EPS and cash flow guidance excludes the proceeds from the sale of our interest in Hussmann.

Outlook
“We continue to leverage our business operating system throughout the business and remain focused on delivering exceptional growth despite continuing broad-based end market challenges across the industrial space. The company remains committed to best-in-class operating performance, market share gains and cash generation and to delivering or exceeding the adjusted earnings per share guidance we’ve previously outlined,” said Lamach.

Based on the company’s outlook for continuing global trends toward energy efficiency, sustainability and the safe transport of perishables and continued weakness in industrial markets in 2016, the company provides the following guidance:

Full-Year 2016 Guidance

•	Revenues up 1 percent to 2 percent; organic revenues up 2 percent to 3 percent compared with 2015.

•	Continuing EPS of $5.47 to $5.57, including EPS of $(0.05) for restructuring, and $1.52 from the gain on the sale of Hussmann.

•	Adjusted EPS from continuing operations of $4.00 to $4.10, compared with prior guidance of $3.95 to $4.10.

•	Average diluted shares of approximately 261 million.

•	Effective tax rate of 22 percent to 23 percent.

•	Free cash flow forecast increased to $1.0 billion to $1.1 billion, from $950 million to $1 billion, excluding the proceeds from the sale of Hussmann.
Third-Quarter 2016 Guidance

•	Revenues up approximately 2 percent; organic revenues up 3 percent compared with 2015.

•	Continuing EPS of $1.24 to $1.29.

•	Adjusted EPS from continuing operations of $1.25 to $1.30, excluding EPS of $(0.01) for restructuring.

This news release includes “forward-looking statements,” which are statements that are not historical facts, including statements that relate to the mix of and demand for our products; performance of the markets in which we operate; our share repurchase program including the amount of shares to be repurchased and timing of such repurchases; our projected 2016 third-quarter and full-year financial performance including assumptions regarding our effective tax rate. These forward-looking statements are based on our current expectations and are subject to risks and uncertainties, which may cause actual results to differ materially from our current expectations. Such

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factors include, but are not limited to, global economic conditions, the outcome of any litigation, demand for our products and services, and tax law changes. Additional factors that could cause such differences can be found in our Form 10-K for the year ended December 31, 2015, Form 10-Q for the quarter ended March 31, 2016, and other SEC filings. We assume no obligation to update these forward-looking statements.

This news release also includes adjusted non-GAAP financial information which should be considered supplemental to, not a substitute for, or superior to, the financial measure calculated in accordance with GAAP. Further information about the adjusted non-GAAP financial tables is attached to this news release.

All amounts reported within the earnings release above related to net earnings (loss), earnings (loss) from continuing operations, earnings (loss) from discontinued operations, and per share amounts are attributed to Ingersoll Rand’s ordinary shareholders.

Ingersoll Rand (NYSE:IR) advances the quality of life by creating comfortable, sustainable and efficient environments. Our people and our family of brands-including Club Car®, Ingersoll Rand®,  Thermo King® and Trane®-work together to enhance the quality and comfort of air in homes and buildings; transport and protect food and perishables; and increase industrial productivity and efficiency. We are a $13 billion global business committed to a world of sustainable progress and enduring results. For more information, visit ingersollrand.com.

# # #
7/27/16
(See Accompanying Tables)

•	Condensed Consolidated Income Statement

•	Segments

•	Non-GAAP Financial Tables

•	Condensed Consolidated Balance Sheet

•	Condensed Consolidated Statement of Cash Flow

•	Balance Sheet Metrics and Free Cash Flow

Contacts:
Media:	Investors and Financial Analysts:
Misty Zelent	Joe Fimbianti
704-655-5324, mzelent@irco.com	704-655-4721, joseph_fimbianti@irco.com
-or-
Zac Nagle
704-655-5319, zachary.nagle@irco.com

*Non-GAAP measures definitions

Organic revenue is defined as GAAP net revenues adjusted for the impact of currency and acquisitions. Organic bookings is defined as reported orders closed/completed in the current period adjusted for the impact of currency and acquisitions.

•
Currency impacts on net revenues and bookings are measured by applying the prior year’s foreign currency exchange rates to the current period’s net revenues and bookings reported in local currency. This measure allows for a direct comparison of operating results excluding the year-over-year impact of foreign currency translation.

•
Acquisition growth rate impacts from 2015 versus 2014 for both net revenues and orders are calculated by excluding the net revenues and orders from companies acquired in 2015. We are adjusting the 2015 to 2014 growth rate comparisons for the Engineered Centrifugal Compression business acquired in January

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2015 and reported in our Industrial segment, and the Frigoblock acquisition completed in March 2015 and reported in our Climate segment, to allow for a direct comparison of operating results to prior periods.

Adjusted operating margin is defined as the ratio of adjusted operating income divided by net revenues.

•
Adjusted operating income is defined as GAAP operating income plus restructuring expenses in 2016. In 2015 acquisition related Inventory Step-up costs were also excluded from this definition. Please refer to the reconciliation of GAAP to non-GAAP measures on tables 3 & 4 of the news release.

In 2016 Adjusted EPS is defined as GAAP EPS plus restructuring expenses, less the gain recognized on the sale of the Hussmann equity interest in Q2 2016, net of tax impacts. In 2015 Adjusted EPS was defined as GAAP EPS plus restructuring expenses, acquisition inventory step-up costs, Venezuela re-measurement of monetary assets and the IRS agreement, net of tax impacts. Please refer to the reconciliation of GAAP to non-GAAP measures on tables 3 & 4 of the news release.

Free cash flow in 2016 and 2015 is defined as net cash provided by (used in) operating activities, less capital expenditures, plus cash payments for restructuring. In 2015 this definition also excluded the cash impact of the IRS agreement which occurred in the third and fourth quarters. Please refer to the free cash flow reconciliation on table 8 of the news release.

Working Capital measures a firm’s operating liquidity position and its overall effectiveness in managing the enterprises’ current accounts.

•
Working capital is calculated by adding net accounts and notes receivables and inventories and subtracting total current liabilities that exclude short term debt, dividend payables and income tax payables.

•
Working capital as a percent of revenue is calculated by dividing the working capital balance in the period (e.g. as of June 30) by the annualized revenue for the period (e.g. reported revenues for the three months ended June 30 multiplied by 4 to annualize for a full year).

Adjusted effective tax rate for Q2 2016 is defined as the ratio of income tax expense, plus or minus the tax effect of adjustments for restructuring costs and the gain on sale of Hussmann interest, divided by earnings from continuing operations before income taxes less the gain on sale of Hussmann interest plus restructuring expenses. Q2 2015 adjustments were comprised of restructuring costs and acquisition inventory step-up charges. This measure allows for a direct comparison of the effective tax rate between periods excluding adjustments.

EBITDA is defined as adjusted operating income plus depreciation and amortization expense.

Operating leverage is defined as the ratio of the change in operating income for the current period (e.g. Q2 2016) less the prior period (e.g. Q2 2015), divided by the change in net revenues for the current period less the prior period.

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Table 1

INGERSOLL-RAND PLC
Condensed Consolidated Income Statement
(In millions, except per share amounts)

UNAUDITED

	For the quarter		For the six months
	ended June 30,		ended June 30,
	2016	2015	2016	2015
Net revenues	$3,688.2	$3,600.2	$6,582.3	$6,488.0
Cost of goods sold	(2,512.3)	(2,494.5)	(4,559.3)	(4,581.2)
Selling & administrative expenses	(670.7)	(653.5)	(1,300.5)	(1,283.5)
Operating income	505.2	452.2	722.5	623.3
Interest expense	(56.5)	(55.8)	(113.2)	(110.9)
Other income/(expense), net	403.0	22.0	413.0	(4.4)
Earnings before income taxes	851.7	418.4	1,022.3	508.0
Provision for income taxes	(92.5)	(331.4)	(134.4)	(358.3)
Earnings from continuing operations	759.2	87.0	887.9	149.7
Discontinued operations, net of tax	(6.8)	(4.1)	20.1	(11.4)
Net earnings	752.4	82.9	908.0	138.3
Less: Net earnings attributable to noncontrolling interests	(4.8)	(4.0)	(8.0)	(8.1)
Net earnings attributable to Ingersoll-Rand plc	$747.6	$78.9	$900.0	$130.2

Amounts attributable to Ingersoll-Rand plc
ordinary shareholders:
Continuing operations	$754.4	$83.0	$879.9	$141.6
Discontinued operations	(6.8)	(4.1)	20.1	(11.4)
Net earnings	$747.6	$78.9	$900.0	$130.2

Diluted earnings (loss) per share attributable to
Ingersoll-Rand plc ordinary shareholders:
Continuing operations	$2.88	$0.31	$3.37	$0.53
Discontinued operations	(0.02)	(0.02)	0.07	(0.05)
	$2.86	$0.29	$3.44	$0.48

Weighted-average number of common shares
outstanding:
Diluted	261.6	269.4	261.4	269.0

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 2

INGERSOLL-RAND PLC
Business Review
(In millions, except percentages)

UNAUDITED

	For the quarter		For the six months
	ended June 30,		ended June 30,
	2016	2015	2016	2015
Climate
Net revenues	$2,934.8	$2,815.5	$5,148.3	$4,974.0
Segment operating income *	493.9	402.4	708.3	553.3
and as a % of Net revenues	16.8%	14.3%	13.8%	11.1%

Industrial
Net revenues	753.4	784.7	1,434.0	1,514.0
Segment operating income *	68.8	90.7	131.3	165.5
and as a % of Net revenues	9.1%	11.6%	9.2%	10.9%

Unallocated corporate expense	(57.5)	(40.9)	(117.1)	(95.5)

Total
Net revenues	$3,688.2	$3,600.2	$6,582.3	$6,488.0
Consolidated operating income	$505.2	$452.2	$722.5	$623.3
and as a % of Net revenues	13.7%	12.6%	11.0%	9.6%

* Segment operating income is the measure of profit and loss that the Company uses to evaluate the financial performance of the business and as the basis for performance reviews, compensation and resource allocation. For these reasons, the Company believes that Segment operating income represents the most relevant measure of segment profit and loss.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 3

INGERSOLL-RAND PLC
Reconciliation of GAAP to non-GAAP
(In millions, except per share amounts)

UNAUDITED

		For the quarter ended June 30, 2016				For the six months ended June 30, 2016
		As			As	As			As
		Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
	Net revenues	$3,688.2	$—		$3,688.2	$6,582.3	$—		$6,582.3

	Operating income	505.2	5.1	(a)	510.3	722.5	13.5	(a)	736.0
	Operating margin	13.7%			13.8%	11.0%			11.2%

	Earnings from continuing operations before income taxes	851.7	(392.7)	(a,b)	459.0	1,022.3	(384.3)	(a,b)	638.0
	Provision for income taxes	(92.5)	(1.9)	(c)	(94.4)	(134.4)	(3.9)	(c)	(138.3)
	Tax rate	10.9%			20.6%	13.1%			21.7%
	Earnings from continuing operations attributable to Ingersoll-Rand plc	$754.4	$(394.6)	(d)	$359.8	$879.9	$(388.2)	(d)	$491.7

	Diluted earnings per common share
	Continuing operations	$2.88	$(1.50)		$1.38	$3.37	$(1.49)		$1.88

	Weighted-average number of common shares outstanding
	Diluted	261.6	—		261.6	261.4	—		261.4

	Detail of Adjustments:
(a)	Restructuring costs		$5.1				$13.5
(b)	Hussmann Gain		(397.8)				(397.8)
(c)	Tax impact of adjustments a and b		(1.9)				(3.9)
(d)	Impact of adjustments on earnings from continuing operations attributable to Ingersoll-Rand plc		$(394.6)				$(388.2)
The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides adjusted non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measures and the financial measures calculated and reported in accordance with GAAP.
The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.
We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations.
The non-GAAP financial measures for operating income and margin, tax rate and EPS assist investors with analyzing our business segment results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. They are the basis for performance reviews, compensation and resource allocation. We believe that the presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as management.
As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 4

INGERSOLL-RAND PLC
Reconciliation of GAAP to non-GAAP
(In millions, except per share amounts)

UNAUDITED

		For the quarter ended June 30, 2015				For the six months ended June 30, 2015
		As			As	As			As
		Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
	Net revenues	$3,600.2	$—		$3,600.2	$6,488.0	$—		$6,488.0

	Operating income	452.2	16.5	(a,b)	468.7	623.3	29.1	(a,b)	652.4
	Operating margin	12.6%			13.0%	9.6%			10.1%

	Earnings from continuing operations before income taxes	418.4	16.5	(a,b,c)	434.9	508.0	71.7	(a,b,c)	579.7
	Provision for income taxes	(331.4)	224.9	(d,e)	(106.5)	(358.3)	212.8	(d,e)	(145.5)
	Tax rate	79.2%			24.5%	70.5%			25.1%
	Earnings from continuing operations attributable to Ingersoll-Rand plc	$83.0	$241.4	(f)	$324.4	$141.6	$284.5	(f)	$426.1

	Diluted earnings per common share
	Continuing operations	$0.31	$0.89		$1.20	$0.53	$1.05		$1.58

	Weighted-average number of common shares outstanding
	Diluted	269.4	—		269.4	269.0	—		269.0

	Detail of Adjustments:
(a)	Restructuring costs		$3.8				$4.7
(b)	Acquisition Inventory step up		12.7				24.4
(c)	Venezuela remeasurement of monetary assets		—				42.6
(d)	Tax impact of adjustments a, b, and c		(1.7)				(13.8)
(e)	IRS Agreement		226.6				226.6
(f)	Impact of adjustments on earnings from continuing operations attributable to Ingersoll-Rand plc		$241.4				$284.5
The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measures and the financial measures calculated and reported in accordance with GAAP.
The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.
We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations.
The non-GAAP financial measures for operating income and margin, tax rate and EPS assist investors with analyzing our business segment results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. They are the basis for performance reviews, compensation and resource allocation. We believe that the presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as management.
As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 5

INGERSOLL-RAND PLC
Reconciliation of GAAP to non-GAAP
(In millions)
UNAUDITED

	For the quarter ended June 30, 2016		For the quarter ended June 30, 2015
	As Reported	Margin	As Reported	Margin
Climate
Net revenues	$2,934.8		$2,815.5

Segment operating income	$493.9	16.8%	$402.4	14.3%
Restructuring/Other	0.9	0.0%	2.5	0.1%
Adjusted operating income	494.8	16.8%	404.9	14.4%
Depreciation and amortization	55.2	1.9%	61.2	2.2%
EBITDA	$550.0	18.7%	$466.1	16.6%

Industrial
Net revenues	$753.4		$784.7

Segment operating income	$68.8	9.1%	$90.7	11.6%
Restructuring/Other	5.2	0.7%	13.9	1.7%
Adjusted operating income	74.0	9.8%	104.6	13.3%
Depreciation and amortization	17.5	2.3%	16.9	2.2%
EBITDA	$91.5	12.1%	$121.5	15.5%

Corporate
Unallocated corporate expense	$(57.5)		$(40.9)
Restructuring/Other	(1.0)		0.1
Adjusted corporate expense	(58.5)		(40.8)
Depreciation and amortization	15.3		14.7
EBITDA	$(43.2)		$(26.1)

Total Company
Net revenues	$3,688.2		$3,600.2

Operating income	$505.2	13.7%	$452.2	12.6%
Restructuring/Other	5.1	0.1%	16.5	0.4%
Adjusted operating income	510.3	13.8%	468.7	13.0%
Depreciation and amortization	88.0	2.4%	92.8	2.6%
EBITDA	$598.3	16.2%	$561.5	15.6%
The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measures and the financial measures calculated and reported in accordance with GAAP.
The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.
We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations.
The non-GAAP financial measures of EBITDA and EBITDA margin assist investors with analyzing our business segment results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. They are the basis for performance reviews, compensation and resource allocation. We believe that the presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as management.
As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 6

INGERSOLL-RAND PLC
Condensed Consolidated Balance Sheets
(In millions)

	June 30,	December 31,
	2016	2015
ASSETS	UNAUDITED
Cash and cash equivalents	$928.8	$736.8
Accounts and notes receivable, net	2,498.0	2,150.6
Inventories	1,601.3	1,410.7
Other current assets	364.9	311.3
Total current assets	5,393.0	4,609.4
Property, plant and equipment, net	1,560.8	1,575.1
Goodwill	5,763.7	5,730.2
Intangible assets, net	3,866.2	3,926.1
Other noncurrent assets	846.8	876.8
Total assets	$17,430.5	$16,717.6

LIABILITIES AND EQUITY
Accounts payable	$1,500.1	$1,249.3
Accrued expenses and other current liabilities	1,905.8	1,894.9
Short-term borrowings and current maturities of long-term debt	361.2	504.2
Total current liabilities	3,767.1	3,648.4
Long-term debt	3,724.8	3,713.6
Other noncurrent liabilities	3,460.6	3,476.4
Shareholders' Equity	6,478.0	5,879.2
Total liabilities and equity	$17,430.5	$16,717.6

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 7

INGERSOLL-RAND PLC
Condensed Consolidated Statement of Cash Flows
(In millions)

UNAUDITED

	For the six months
	ended June 30,
	2016	2015
Operating Activities
Income from continuing operations	$887.9	$149.7
Depreciation and amortization	176.0	180.7
Changes in assets and liabilities and other non-cash items	(669.4)	(146.7)
Net cash provided by operating activities of continuing operations	394.5	183.7
Net cash provided by (used in) operating activities of discontinued operations	25.2	(13.7)
Net cash provided by operating activities	419.7	170.0

Investing Activities
Capital expenditures	(83.0)	(115.3)
Acquisitions, sale of equity investment and other, net	415.7	(936.0)
Net cash provided by (used in) investing activities	332.7	(1,051.3)

Financing Activities
Net debt proceeds	(150.6)	161.0
Dividends paid to ordinary shareholders	(162.5)	(151.3)
Repurchase of ordinary shares	(250.1)	—
Other financing activities, net	0.4	40.1
Net cash provided by (used in) financing activities	(562.8)	49.8

Effect of exchange rate changes on cash and cash equivalents	2.4	(94.1)
Net increase (decrease) in cash and cash equivalents	192.0	(925.6)
Cash and cash equivalents - beginning of period	736.8	1,705.2
Cash and cash equivalents - end of period	$928.8	$779.6

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 8

INGERSOLL-RAND PLC
Balance Sheet Metrics and Free Cash Flow
($ in millions)

UNAUDITED

	December 31,	June 30,
	2015	2015	2016
Net Receivables	$2,151	$2,463	$2,498
Days Sales Outstanding	59.0	62.4	61.8

Net Inventory	$1,411	$1,635	$1,601
Inventory Turns	6.6	6.1	6.3

Accounts Payable	$1,249	$1,471	$1,500
Days Payable Outstanding	48.7	53.8	54.5

		Six months ended	Six months ended
		June 30, 2015	June 30, 2016
Cash flow provided by operating activities (a)		$170.0	$419.7
Capital expenditures		(115.3)	(83.0)
Cash payments for restructuring		—	11.3
Free cash flow		$54.7	$348.0
(a) Includes both continuing and discontinued operations.
The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measure and the financial measure calculated and reported in accordance with GAAP.
The non-GAAP financial measure should be considered supplemental to, not a substitute for or superior to, the financial measure calculated in accordance with GAAP. It has limitations in that it does not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, this measure may not be comparable to non-GAAP financial measures reported by other companies.
We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and cash flow.
The non-GAAP financial measure of free cash flow assists investors with analyzing our business results as well as with predicting future performance. In addition, this non-GAAP financial measure is reviewed by management in order to evaluate the financial performance of each segment as well as the Company as a whole. It is the basis for performance reviews, compensation and resource allocation. We believe that the presentation of this non-GAAP financial measure will permit investors to assess the performance of the Company on the same basis as management.
As a result, one should not consider this measure in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION